UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2010

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100

Spokane, WA 99201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Completion of Acquisition of Cellu Tissue Holding, Inc.

On December 27, 2010, pursuant to that certain Agreement and Plan of Merger, dated as of September 15, 2010 (the “Merger Agreement”), by and among Clearwater Paper Corporation, a Delaware corporation (“Clearwater Paper”), Cellu Tissue Holdings, Inc., a Delaware corporation (“Cellu Tissue”), and Sand Dollar Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Clearwater Paper (“Merger Sub”), Clearwater Paper completed its acquisition of Cellu Tissue. Clearwater Paper’s acquisition of Cellu Tissue, an integrated manufacturer of tissue products, was effected by the merger of Merger Sub with and into Cellu Tissue (the “Merger”). As a result of the Merger, Merger Sub ceased to exist and Cellu Tissue, the surviving entity, is a wholly-owned subsidiary of Clearwater Paper.

In connection with the Merger, each issued and outstanding share of Cellu Tissue common stock immediately prior to the effective time of the Merger, other than shares of Cellu Tissue common stock (a) owned by Clearwater Paper or Merger Sub, (b) held by Cellu Tissue as treasury stock or otherwise or by any wholly-owned subsidiary of Cellu Tissue and (c) held by dissenting stockholders who exercised and perfected their appraisal rights under Delaware law, were cancelled and automatically converted into the right to receive $12.00 per share in cash, without interest and less any applicable withholding taxes.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to Clearwater Paper’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2010 and incorporated herein by reference.

Escrow Agreement - Release of Escrowed Funds

On October 22, 2010, Clearwater Paper issued $375 million principal amount of 7 1/8% Senior Notes due 2018 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of October 22, 2010 (the “Indenture”), between Clearwater Paper and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”). In accordance with the Indenture’s provisions, the gross proceeds from the sale of the Notes were placed into escrow pursuant to the Escrow, Security and Control Agreement, dated as of October 22, 2010 (the “Escrow Agreement”), among Clearwater Paper, The Bank of New York Mellon Trust Company, N.A., as escrow agent (“Escrow Agent”), and U.S. Bank National Association, as trustee (the “Escrowed Funds”).

Upon consummation of the Merger, the Escrow Agent released the Escrowed Funds to Clearwater Paper pursuant to the terms of the Escrow Agreement. Clearwater Paper used the Escrowed Funds, as well as cash on hand, for (i) the purchase by Clearwater Paper via tender offer, and the redemption by Cellu Tissue, of all of Cellu Tissue’s outstanding 11 1/2% Senior Secured Notes Due 2014; (ii) the payoff of Cellu Tissue’s credit facility; (iii) fees and expenses related to the Merger; and (iv) payment of the equity consideration for the Merger.

Guaranty under the CityForest Second Amended and Restated Reimbursement Agreement

Cellu Tissue-CityForest LLC (“CityForest”), a wholly-owned subsidiary of Cellu Tissue, is party to a loan agreement, dated as of March 1, 1998, with the City of Ladysmith, Wisconsin, pursuant to which the City of Ladysmith loaned the proceeds of its Variable Rate Demand Solid Waste Disposal Facility Revenue Bonds, Series 1998 (the “IRBs”), to CityForest to finance the construction by CityForest of a solid waste disposal facility. Approximately $16 million in aggregate principal face amount of the IRBs is outstanding as of the date hereof. The IRBs have scheduled semi-annual payments of principal, with the balance payable at maturity on March 1, 2028. The IRBs are guaranteed by Cellu Tissue and contain various customary covenants and events of default.

CityForest is required, under the terms of the Indenture of Trust governing the IRBs (the “CityForest Indenture”), to provide a letter of credit in favor of the trustee (the “Bonds Trustee”) under the CityForest Indenture. CityForest previously entered into the Amended and Restated Reimbursement Agreement, dated as of March 21, 2007 (the “Original Reimbursement Agreement”), by and between CityForest and Associated Bank, National Association (“Associated Bank”) pursuant to which Associated Bank provided a letter of credit to the Bonds Trustee (the “Letter of Credit”).

In connection with the Merger, CityForest entered into a Second Amended and Restated Reimbursement Agreement, dated as of December 27, 2010, with Associated Bank (the “Second Amended and Restated Reimbursement Agreement”) amending and restating the Original Reimbursement Agreement. The Bonds Trustee is permitted to draw upon the Letter of Credit to pay principal and interest due on the IRBs, and to provide liquidity to purchase IRBs put to CityForest by bondholders and not remarketed; and CityForest is obligated under the Second Amended and Restated Reimbursement Agreement to reimburse Associated Bank for any such draws. The expiration date of the Letter of Credit is February 15, 2012. Under the terms of the Second Amended and Restated Reimbursement Agreement, CityForest is required, on or before September 30, 2011, to cause the Letter of Credit to be replaced with a substitute letter of credit from a third party bank. CityForest’s failure to cause the Letter of Credit to be replaced by September 30, 2011 will constitute an event of default under the Second Amended and Restated Reimbursement Agreement.

The Second Amended and Restated Reimbursement Agreement contains customary events of default, including payment defaults; breaches of representations and warranties; covenant defaults; cross-defaults to certain other debt; certain events of bankruptcy and insolvency; judgment defaults; certain defaults related to the Employee Retirement Income Security Act of 1974, as amended; and a change of control of Clearwater Paper.

The Second Amended and Restated Reimbursement Agreement also contains various customary negative covenants including limitations on: indebtedness; liens; acquisitions, mergers and consolidations; investments; guarantees; asset sales; sale and leaseback transactions; dividends and distributions; transactions with affiliates; capital expenditures; and changes to the status of the IRBs. CityForest is also required to comply on a quarterly basis with a maximum leverage covenant and a minimum fixed charge coverage covenant.

Clearwater Paper has guaranteed all of the obligations of CityForest under the Second Amended and Restated Reimbursement Agreement, pursuant to a Guaranty, dated as of December 27, 2010 (the “Clearwater Paper Bank Guaranty”), executed in favor of Associated Bank.

The foregoing description of the Second Amended and Restated Reimbursement Agreement is qualified in its entirety by reference to the Second Amended and Restated Reimbursement Agreement, a copy of which attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The foregoing description of the Clearwater Paper Bank Guaranty is qualified in its entirety by reference to the Cellu Tissue Bank Guaranty, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosures under the caption “Completion of Acquisition of Cellu Tissue Holdings, Inc.” in Item 1.01 of this Current Report on Form 8-K regarding the Merger are incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under the subheadings “Guaranty under the CityForest Second Amended and Restated Reimbursement Agreement” in Item 1.01 are incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2010, Clearwater Paper adopted Amendment No. 1 (the “Amendment”) to the Clearwater Paper Corporation 2008 Stock Incentive Plan (the “Plan”) authorizing an increase of 366,530 shares (the “Additional Shares”) available for issuance under the Plan. The number of Additional Shares is the product of (i) the number of reserved but unissued shares of Cellu Tissue common stock available under the Cellu Tissue Holdings, Inc. 2010 Equity Compensation Plan immediately prior to the effective time of the Merger and (ii) the ratio of $12.00 to the closing price per share of Clearwater Paper’s common stock on the last trading day on the New York Stock Exchange immediately preceding the effective time of the Merger. By the terms of the Amendment, the Additional Shares may only be awarded to employees, consultants or outside directors who were not employed by Clearwater Paper immediately prior to the effective time of the Merger.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required to be filed pursuant to Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required to be filed pursuant to Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

10.1	Second Amended and Restated Reimbursement Agreement dated as of December 27, 2010, by and between Cellu Tissue-CityForest LLC and Associated Bank, National Association.

10.2	Guaranty dated as of December 27, 2010 by Clearwater Paper Corporation in favor of Associated Bank, National Association.

10.3	Amendment No. 1 to Clearwater Paper Corporation 2008 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2010

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Reimbursement Agreement dated as of December 27, 2010, by and between Cellu Tissue-CityForest LLC and Associated Bank, National Association.

10.2	Guaranty dated as of December 27, 2010 by Clearwater Paper Corporation in favor of Associated Bank, National Association.

10.3	Amendment No. 1 to Clearwater Paper Corporation 2008 Stock Incentive Plan.